Exhibit 10.7

Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd.

Circuit Franchise Agreement

Party A: Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd. (hereinafter referred to as: Party A)

Address: Zhujiang New Town, Tianhe District, Guangzhou

Legal representative:

Authorized Representative:

Party B: Guangzhou Star Dream Cinema City Co. Ltd. (hereinafter referred to as: Party B)

Address: Xiaolan Town, Zhongshan City, Guangdong Province

Legal representative:

Authorized Representative:

In order to prosper the film market, deepen the reform of the system and internal mechanism of the film industry, carry out relevant spirit of “The National Radio and Television Administration” and the Ministry of Culture, advance the reform of the film distribution and cinema line system. Party A and Party B are based on “CONTRACT LAW OF THE PEOPLE’S REPUBLIC OF CHINA”, “COPYRIGHT LAW OF THE PEOPLE’S REPUBLIC OF CHINA”,” REGULATIONS ON ADMINISTRATION OF FILMS” and the film distribution and screening polices issued by competent government agencies as well as on the basis of equality and mutual benefit, the following agreement shall be reached for the cinema located in the project of _________, joining the cinema line of Party A, and abide by this Agreement.

Article 1: Basic provisions

1. This Agreement shall determine the relationship between Party A and Party B on the film distribution and screening within the scope of Party A. Party A shall provide films to Party B in accordance with the relevant provisions of this Agreement.

2. Both Party A and Party B shall implement the revenue split method for the released and screened films. Party B shall settle payment with Party A according to the percentage listed in the Annex (Appendix 1 to Agreement) and the Settlement Measures of Guangzhou Jinyi Zhujiang Cinema Line (Appendix 2 to Agreement).

3. Party B’s cinema are projection halls, about ____ seats (including ___ digital halls, ____ film halls and ____ digital and film mixed halls). The projection equipment is digital equipment purchased by Party B. Party B may increase the above numbers according to the equipment in the projection hall.

4. Total box office revenue, after deducting the national film special funds and taxes, is the net box office revenue and shall be divided by Party A and Party B:

Total box office revenue: refers to the total box office revenue of the films shown in the cinema.

Net box office revenue: net box office revenue = total box office revenue-national film special funds-VAT and additional fees and taxes;

National Film special fund: 5% of the total box office revenue;

VAT and additional fees and taxes: VAT rate (or levy rate) is 3%, additional fees and taxes: urban construction tax of 7%, 3% of education fee and local education fee of additional 2%.

Parties’ accounts = net box office revenue*sharing percentage.

The sharing percentages of the parties shall be included in Annex 1 of the Agreement; If there is any change during the agreement period, both parties shall agree it.

5. Film promotion responsibilities of Party A and Party B:

(1) Party A shall be responsible for the relevant publicity of film cinema lines, such as the publicity of cinema periodicals, websites and film-related media, and responsible for providing posters and exhibition shelves.

(2) Party B shall be responsible for the publicity of the film in the cinema and the local areas, and shall cooperate with the organized and planned promotion activities.

6. Party A, on behalf of Party B, shall uniformly sign the Film Distribution and Exhibition Contract with the Film Production party. The terms relating to the cinemas stipulated in such contract shall be notified to Party B in the form of the Notice of Film Distribution by Party A. The Notice of Film Distribution is an integral part of this Agreement, and has the same legal effect without signature for confirmation by both parties. If Party B has any objection to the relevant provisions in the Notice of Film Distribution, it may negotiate with Party A in writing.

7. The Parties agreed to actively give full play to their respective advantages to provide the most favorable conditions for the distribution, publicity and screening of excellent domestic films and imported films, and strive for the best social and economic benefits.

8. Guangzhou Jinyi Zhujiang Cinema Line will implement the operation mode of unified film supply, unified brand and unified management. Party B shall hang the unified logo of the cinema line prominently in front of the cinema as required by Party A.

Article 2: The rights and obligations of Party A

1. Responsible for the film purchase, and actively organize the film source, to meet the normal screening needs of cinemas.

2. Responsible for the formulation of the screening plan, publicity and planning plan and the basic ticket price of the films. Report the film screening plan and screening changes in advance, provide preliminary publicity materials, film technical specifications and other relevant materials, and cooperate with Party B for its screening business.

3. Negotiate with the production company to determine the quantity and distribution plan of the digital disk supply.

4. Bear the one-way freight rate of promotional materials and digital plates sent to Party B.

5. In order to ensure the standardization of the film market operation, Party A shall have the right to inspect the cinema screening activities to prevent illegal business activities; Party B shall install the software or plug-ins related to market supervision recommended by Party A.

6. In case the box office distribution ratio between the film production party and Party A is adjusted, Party A shall, on behalf of the best interests of Party B, fully negotiate with Party B, then to discuss with Party B to adjust the film revenue split percentage between Party A and Party B.

7. If the lessor of the digital projection equipment adjusts the equipment rental fee, Party A shall have the right to adjust the revenue split percentage of film box office accordingly. This provision applies only to cinemas leasing digital projection equipment.

8. According to the overall planning of Guangzhou Jinyi Zhujiang Cinema Line, to provide technical consultation and other assistance in the upgrading and transformation of Party B.

Article 3: The rights and obligations of Party B

1. Party B guarantees to pay the National Film Special Fund and the relevant taxes on time and in full. Settlement of the payment in full at the time specified by Party A.

2. Party B shall have the responsibility to fully conduct its work to promote the films in the cinemas.

3. Install and standardize the use of computer ticket system (including group tickets, student tickets, preferential tickets, annual cards, monthly cards and various preferential tickets), truthfully report the box office data such as screenings, number of people, revenues, and prepare complete, accurate and timely statistics and settlement reports.

4. During the term of this Agreement, Party B shall not show the films not provided by Guangzhou Jinyi Zhujiang Cinema Line, and shall not participate in the screening activities of any infringing or smuggling films or screening the films without a public release license.

5. According to Party A’s film screening plan, show the films provided by Party A at the specified time and in the film hall. It shall not arbitrarily change the film schedule without Party A’s consent, and it is not allowed to transfer the films provided by Party A to a third party or at the screening places other than that specified. If the cinema illegally shows films and causes the economic responsibility of the film party, Party B shall bear all the responsibility.

6. Strictly abide by the film fare standards agreed by Party A and the distribution company, and shall not reduce the ticket price at will and engage in unfair competition. For cinemas with good projection equipment and facilities, the ticket price may be raised appropriately, but it shall be settled with Party A according to the actual box office.

7. Carefully implement the technical operation procedures for film projection and the Management Rules for the Use of Chinese Film Distribution Film Prints, and dispatch the digital disk in strict according to Party A’s plan. If the digital disk loss, damage or scheduling delay caused by Party B’s responsibility, Party B shall bear the corresponding responsibility for economic compensation.

8. Send the digital disk/plate according to the way and time designated by Party A and bear the one-way delivery fee.

9. In the cinema screening activities, Party B shall consciously safeguard the rights and interests of the film copyright owner, and strictly implement the requirements of the contract signed with the studio (copyright owner) (if the requirements are inconsistent with this agreement and appendix 1 and 2, this agreement and appendix 1 and 2 shall prevail) Party B shall bear the corresponding liability for breach of the agreement.

10. Party B shall strictly follow the Rules for Market Supervision Rules of the Revenue Split Films (annex to the imported revenue split film screening and distribution agreement). Party B shall bear all consequences caused by its violation of the Market Supervision Rules of the Revenue Split Films.

11. In order to ensure the interests of the film copyright owner, the distributor and the cinemas, Party A enjoys the right to publish paid advertising, including but not limited to patches and positions in the films or in Party B’s cinemas. Party B shall not exclude cooperation with Party A when advertising with other companies.

12. All materials provided by Party A to Party B (including digital film data package [DCP] and any other materials) shall not be used by Party B beyond the use scope agreed herein, and Party B shall properly manage the above materials. After the expiration of the film screening period, Party B shall delete any electronic copy of the above materials held by Party B and return any materials delivered to Party A.

13. Party B shall keep all records (including box office revenue) relating to the performance of its obligations under this Agreement, and Party B shall be obliged to actively cooperate with the distribution company or its auditor to audit the total box office revenues (including total admissions) within three years of the first transfer of the password key to the film. The specific audit items and expenses shall be arranged according to the relevant distribution agreement of the distribution company. For any difference of the revenues discovered by the auditor, Party B shall pay to Party A for the difference, late fees as well as related audit expenses within 10 working days after the submission of the audit report. Party B shall indemnify Party A for all losses and expenses incurred or caused by the above under payment of revenue by Party B, including, but not limited to, any compensation from Party A to the production company or the designated licensor and any tax, currency exchange costs or other costs incurred by Party A.

Article 4: Term of the Agreement

This Agreement shall come into force from the date of signature and seal by both parties and shall be valid for three years. Three months prior to the expiration of the agreement, both parties shall negotiate to make decisions on whether to renew the agreement through negotiation.

Article 5: Other provisions

1. During the term of this Agreement, the delay or non-performance of the obligations of this Agreement by any party suffering from force majeure shall not be liable for breach of contract, but it shall notify the other party and discuss the solution within three days after the force majeure event, and provide the certificate of the force majeure event from the relevant authorities to the other party within 15 days. If the impact of the force Majeure event lasts for more than 30 days, Party A and Party B shall decide whether to further continue to perform this Agreement through negotiation. If both parties decide to continue to perform this Agreement, the Parties shall resume the performance of this Agreement immediately after the impact of the Force Majeure Event is eliminated.

2. If the Agreement cannot be fulfilled due to the influence of force majeure, both parties agree to terminate the Agreement in writing through consultation, and each party shall bear its own losses caused by force majeure.

3. During the term of this Agreement, neither party shall withdraw, modify, change or terminate the Agreement unilaterally. In case of a material that cannot be corrected through coordination, the breaching party shall pay all economic losses caused to the other party and bear all resulting legal liabilities (including foreign legal liabilities), and the non-breaching party shall still have the right to terminate this Agreement.

4. For matters not covered herein, both parties may separately negotiate and sign a supplementary contract, which shall not affect the implementation of other provisions of this Agreement. The supplementary contract shall have the same legal effect as this Agreement. If the supplementary contract is different from that agreed in this Agreement, the supplementary contract shall prevail.

5. The annexes hereto are an integral part of this Agreement and have the same legal effect as this Agreement.

6. All disputes arising from this Agreement shall be settled by both parties through negotiation. If the negotiation fails, a lawsuit may be brought to the local court where Party A is located.

7. This Agreement is made in four originals, each of Party A and Party B holds with one copy and the other two copies submitted to the competent film department of the government for the record.

Party A: Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd.

Signature:

Seal:

Signing time:

Party B: Guangzhou Star Dream Cinema City Co. Ltd.

Signature:

Seal:

Signing time:

Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd. Circuit Franchise Agreement - - - - - - -Annex 1:

Agreement on Revenue Split Percentage

Party A: Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd. (hereinafter referred to as Party A)

Party B: Guangzhou Star Dream Cinema City Co. Ltd.____Branch

(hereinafter referred to as Party B)

In order to support Party B to expand the publicity and rapidly develop the film market, according to the relevant agreement of Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd. Circuit Franchise Agreement, Party A and Party B shall divide the accounts according to the following percentage of the net box office revenue after friendly negotiation:

Film Type	Projector Equipment Type	Party A (Cinema Line)	Party B (Cinema)
Imported Revenue Split Films(including 2D、3D)	cinema self purchased
Domestic Revenue Split Films (including 2D、3D)	cinema self purchased

Note: 1: When the state conducts macro guidance and adjustment on the distribution ratio of the film market, the two parties shall negotiate the distribution percentage.

2: In case of adjustment of the box office ratio between the film production company and Party A, Party A shall, on behalf of the best interests of Party B and the cinema of Party B, negotiate with the production company, then negotiate to adjust the percentage of Party A and Party B.

3: This Agreement is a highly confidential trade secret and shall not be disclosed to a third party without the consent of both parties.

4: This Agreement is made in duplicate, with one for each party, and shall take effect when signed and sealed by both parties.

5: This Agreement is valid from ____to _____.

Party A: Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd.

Signature:

Seal:

Signing time:

Party B: Guangzhou Star Dream Cinema City Co. Ltd.____Branch

Signature:

Seal:

Signing time:

Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd. Circuit Franchise Agreement - - - - - - -Annex 2:

Settlement Agreement

Party A: Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd

Party B: Guangzhou Star Dream Cinema City Co. Ltd.____Branch

Following “Contract Law of the People’s Republic of China” and “Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd. Circuit Franchise Agreement”, Party A and Party B reach the following agreement on the film settlement for both parties:

I. Data submission

1. Daily statement of the results: Party B should submit the box office results of the previous day before 6:00 am every day to National Film ticketing integrated information system in Film Fund Office of “National Radio and Television Administration” hereinafter as Film Funding System. Otherwise, if there is anything to be deemed as intentional omission or concealment, it shall be dealt with in accordance with the relevant provisions;

2. Monthly cinema film settlement form: the settlement period is a calendar month. Party B shall check before 17:00 on the 1st day of each month whether the proportion of the box office income and ledger settlement of the cinema are consistent with its data. If any inconsistency is found, it shall timely report to the cinema line to request for correction. This table shall be the basis for the settlement of Party A and Party B. -If there is any account difference in the ledger data, the data of Jinyi Zhujiang comprehensive business data platform shall prevail.

II. About the settlement of payment

1. Party B shall settle the payment of the previous month between the 1st and the 10th of the next settlement month, and both remit the amount due by Party A to the account number designated by Party A. The latest payment date is no later than the 10th day of the next month. The payment date is subject to the pay-out time.

If the cinema fails to pay on time, the Cinema Line shall receive liquidated damages of 5 ‰ of the unpaid film payment for each extended day; Party B shall compensate Party A for all losses and expenses due to Party B’s overdue payment, including, but not limited to, the compensation paid by Party A to the film distributor and any taxes, currency exchange costs or other expenses incurred thereby.

◆ remittance at the same time, please scan the remittance order to the cinema line, for timely check.

◆ if delayed for more than 10 days, the cinema line has the right to recover all copies/prints and notify to stop the supply of digital key.

2. The remittance account information designated by Party A is as follows:

Party A’s unit name:

Bank of account opening:

Account number:

(No text is available below)

Party A: Guangzhou Jinyi Zhujiang Cinema Line Co., Ltd.

Signature:

Seal:

Signing time:

Party B: Guangzhou Star Dream Cinema City Co. Ltd.____Branch

Signature:

Seal:

Signing time: